EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-156012, 333-143493, 333-117248, 333-17773, 333-160362, 333-106753, and 333-106751) on Form S-8 of Gray Television, Inc. of our report dated March 6, 2012 relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appears in this Annual Report on Form 10-K of Gray Television, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP
West Palm Beach, Florida
March 6, 2012